Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 26, 2007, with respect to the consolidated financial statements of Corautus Genetics Inc. incorporated by reference into Amendment No. 2 to the Registration Statement (Form S-3 No. 333-145504) and related Prospectus of VIA Pharmaceuticals, Inc. (formerly Corautus Genetics Inc.) for the registration of 6,996,914 shares of its common stock.

/s/ Ernst & Young LLP

Atlanta, Georgia

September 27, 2007